Exhibit (h)(3)

BOARD RESOLUTIONS REGARDING EXPENSE LIMITATION ARRANGEMENTS

The following resolutions were duly adopted by the Board of Trustees of the Registrant and have not been modified or rescinded:

CONSIDERATION OF EXPENSE CAP ARRANGEMENTS

WHEREAS:	Each applicable Manager (“Manager”) has agreed to waive fees and/or reimburse operating expenses to the extent necessary to limit total operating expenses (other than such expenses as are described in the Expense Cap Arrangement material for this meeting and as presented to and described at this meeting) to the amounts set forth in the Expense Cap Arrangement material for this meeting and as presented to and described at this meeting, subject to recapture as described below; therefore, as to each listed class of each applicable fund, it is

RESOLVED:	That the Board approves and agrees to this arrangement, subject to the following:

●	That the expense cap arrangement shall continue for the applicable Fund until the date specified in the Board Material, unless modified or terminated prior to that date by agreement of the Manager and the Board, and that the expense cap arrangement may be terminated at any time after such date by the Manager;

●	That the expense cap arrangement may be modified by the Manager to decrease total annual operating expenses of a class or fund at any time;

●	That the Manager, as applicable, is permitted to recapture amounts waived or reimbursed to a class within three fiscal years after the year in which the Manager earned the fee or incurred the expense if the class’ total annual operating expenses have fallen to a level below the limit described above; and

●	That in no case will the Manager recapture any amount that would result, on any particular business day of the fund, in the fund’s total annual operating expenses exceeding the limit described above or any other limit then in effect; and further

RESOLVED:	That the officers of the Fund, acting singly, are hereby authorized, empowered and directed to update the Prospectus and the Statement of Additional Information, with such amendments or applicable filings to include such other revisions as said officers may deem appropriate to reflect the substance of the foregoing resolutions; and further

RESOLVED:	That the officers of the Fund, acting singly, are hereby authorized, empowered and directed to take all actions and to execute all documents necessary to give full effect to the foregoing resolutions in such manner or such forms as the officer or officers shall approve in his, her, or their discretion, in each case as conclusively evidenced by their actions or signatures.

LEGG MASON GLOBAL ASSET MANAGEMENT TRUST

Equity Funds:

Fund Name	Share Class	Cap Level	Expiration Date

QS U.S. Small Capitalization Equity Fund	A	1.30	12/31/18
	A2	1.50	12/31/18
	C	2.05	12/31/18
	FI	1.30	12/31/18
	I	1.00	12/31/18
	IS	0.75 Not to exceed I	12/31/18
	R	1.55	12/31/18
	R1	2.05	12/31/18

ClearBridge Value Trust	A	1.15	12/31/18
	C	1.90	12/31/18
	FI	1.15	12/31/18
	I	0.80	12/31/18
	IS	0.70 Not to exceed I	12/31/18
	R	1.40	12/31/18
	R1	None	12/31/18

ClearBridge Small Cap Fund	A	None	—
	A2	None	—
	C	None	—
	FI	None	—
	I	None	—
	IS	Not to exceed I	—
	R	None	—
	R1	None	—

ClearBridge International Growth Fund	A	1.15	12/31/18
	C	1.90	12/31/18
	FI	1.15	12/31/18
	I	0.90	12/31/18
	IS	0.80 Not to exceed I	12/31/18
	R	1.40	12/31/18
	R1	1.90	12/31/18

LM BW Dynamic Large Cap Value Fund	A	1.10	12/31/18
	C	1.85	12/31/18
	FI	1.10	12/31/18
	I	0.75	12/31/18
	IS	0.65 Not to exceed I	12/31/18
	R	1.35	12/31/18

LM BW Diversified Large Cap Value Fund	A	1.15	12/31/18
	A2	1.35	12/31/18
	C	1.90	12/31/18
	FI	1.15	12/31/18

	I	0.80	12/31/18
	IS	0.70 Not to exceed I	12/31/18
	R	1.40	12/31/18
	R1	2.05	12/31/18

QS International Equity Fund	A	1.30	12/31/18
	A2	1.50	12/31/18
	C	2.05	12/31/18
	FI	1.30	12/31/18
	I	0.95	12/31/18
	IS	0.85 Not to exceed I	12/31/18
	R	1.55	12/31/18
	R1	2.10	12/31/18

Martin Currie Emerging Markets Fund	A	1.30	12/31/18
	A2	1.50	12/31/18
	C	2.05	12/31/18
	FI	1.30	12/31/18
	I	0.95	12/31/18
	IS	0.85 Not to exceed I	12/31/18
	R	1.55	12/31/18

Martin Currie International Unconstrained Equity Fund	A	1.20	12/31/18
	A2	1.40	12/31/18
	C	1.95	12/31/18
	FI	1.20	12/31/18
	I	0.85	12/31/18
	IS	0.75 Not to exceed I	12/31/18
	R	1.45	12/31/18

QS Global Market Neutral Fund	A	1.55	12/31/18
	A2	1.75	12/31/18
	C	2.30	12/31/18
	FI	1.55	12/31/18
	I	1.20	12/31/18
	IS	1.10 Not to exceed I	12/31/18
	R	1.80	12/31/18

RARE Global Infrastructure Value Fund	A	1.50	12/31/18
	A2	1.70	12/31/18
	C	2.25	12/31/18
	FI	1.50	12/31/18
	I	1.15	12/31/18
	IS	1.05 Not to exceed I	12/31/18
	R	1.75	12/31/18

Fixed Income Funds:

Fund Name	Share Class	Cap Level	Expiration Date

LM BW Global Opportunities Bond Fund	A	1.00	12/31/18
	A2	1.20	12/31/18

Fund Name	Share Class	Cap Level	Expiration Date

	C1	1.45	12/31/18
	C	1.75	12/31/18
	FI	1.00	12/31/18
	I	0.75	12/31/18
	IS	0.65 Not to exceed I	12/31/18
	R	1.25	12/31/18

LM BW International Opportunities Bond Fund	A	1.00	12/31/18
	C1	1.45	12/31/18
	C	1.75	12/31/18
	FI	1.00	12/31/18
	I	0.75	12/31/18
	IS	0.65 Not to exceed I	12/31/18
	R	1.25	12/31/18

LM BW Absolute Return Opportunities Fund	A	1.20	12/31/18
	C1	1.70	12/31/18
	C	1.95	12/31/18
	FI	1.20	12/31/18
	I	0.85	12/31/18
	IS	0.75 Not to exceed I	12/31/18
	R	1.45	12/31/18

LM BW Global High Yield Fund	A	1.15	12/31/18
	C	1.90	12/31/18
	FI	1.15	12/31/18
	R	1.40	12/31/18
	I	0.85	12/31/18
	IS	0.75 Not to exceed I	12/31/18

LM BW Alternative Credit Fund	A	1.65	12/31/18
	C	2.40	12/31/18
	FI	1.65	12/31/18
	R	1.95	12/31/18
	I	1.35	12/31/18
	IS	1.25 Not to exceed I	12/31/18

LM BW Global Macro Fund	A	1.75	12/31/18
	A2	1.95	12/31/18
	C	2.50	12/31/18
	FI	1.75	12/31/18
	I	1.40	12/31/18
	IS	1.30 Not to exceed I	12/31/18
	R	2.00	12/31/18

LM BW Global Flexible Income Fund	A	1.10	12/31/18
	A2	1.30	12/31/18
	C	1.85	12/31/18
	FI	1.10	12/31/18

Fund Name	Share Class	Cap Level	Expiration Date
	I	0.75	12/31/18
	IS	0.65 Not to exceed I	12/31/18
	R	1.35	12/31/18

Mixed Asset Funds:

Fund Name	Share Class	Cap Level	Expiration Date

LM Strategic Real Return Fund	A	1.35	12/31/18
	A2	1.55	12/31/18
	C	2.10	12/31/18
	FI	1.35	12/31/18
	I	1.10	12/31/18
	IS	1.00 Not to exceed I	12/31/18
	R	1.60	12/31/18